UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

302 Knights Run Avenue, Suite 1000 Tampa, Florida 33602 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02.Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2017, LM Funding America, Inc. (the “Company”) announced the resignation of its Chief Financial Officer, Stephen Weclew.  Mr. Weclew has accepted a similar position with a much larger company.  Mr. Weclew was instrumental in the Company successfully going public back in 2015.  The Company greatly values Mr. Weclew’s in depth knowledge and experience with the Company.  To retain continuity, Mr. Weclew will continue with the company as an advisor to the Board of Directors and Audit Committee and is expected to be elected officially to those positions at the next shareholder meeting.  Mr. Greg Gist has been promoted to the position of Vice President, Chief Accounting Officer for the Company.  Mr. Gist received his master’s in accountancy from the University of South Florida in 2005 and is a Certified Public Accountant.  Upon graduation from USF, Mr. Gist served as an external auditor for KPMG for approximately five years.  Prior to joining the Company in January 2016, Mr. Gist worked in the Corporate Accounting Division for Gerdau, an international steel leader with industrial operations in over 14 countries worldwide.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM FUNDING AMERICA, INC.

By:	/s/ Greg Gist
Greg Gist
Vice President, Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)

Date:  August 24, 2017